Exhibit 10.5

SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note (the “Amendment”) is entered into as of the 10th day of December 2025, by and among Citius Oncology, Inc., a Delaware corporation (“Payor”), and Citius Pharmaceutics, Inc., a Nevada corporation (“Payee”).

WHEREAS, Payor issued to Payee a promissory note, dated August 16, 2024, amended September 10, 2025 (the “Note”);

WHEREAS, Section 10 of the Note requires the written consent of Payor and Payee to any amendment to the Note; and

WHEREAS, Payor and Payee desire to amend the Note as provided herein;

NOW, THEREFORE, to facilitate Payor’s current financing efforts, which Payee acknowledges is of direct benefit to Payee and its stockholders, and in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment. Section 1 of the Note is hereby amended in its entirety as follows:

(a) Principal. The entire unpaid principal balance of this Note shall be payable on the date at which Payor has closed a series of capital raises that in the aggregate provide gross proceeds of at least $50 million through the issuance of debt or equity securities or the royalty-backed monetization of LYMPHIR™ (the “Maturity Date”). The principal balance may be prepaid. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Payor, be obligated personally for any obligations or liabilities of the Payor hereunder.

2. No Further Modifications. Except as modified pursuant to this Amendment, the Notes and their terms remain in full force and effect.

3. Entire Agreement. This Amendment contains the entire understanding of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants or undertakings, oral or otherwise, that are not expressly set forth herein. No further modification of the Note is valid unless executed in writing with the same formality as this Amendment and by the same parties or their successors or assigns.

4. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which, when taken together, shall constitute by one instrument. One or more counterparts of this Amendment or any exhibit hereto may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

5. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first written above.

CITIUS ONCOLOGY, INC.

By:	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Jaime Bartushak
Jaime Bartushak
Chief Financial Officer